UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 15, 2017
(May 12, 2017)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 12, 2017 the Hearing Examiners presiding over the current general rate case filing of Public Service Company of New Mexico (“PNM”), a subsidiary of PNM Resources, Inc., issued an order rejecting the proposed rate case settlement in its current form. The rate case settlement agreement entered in to by 13 parties was filed with the New Mexico Public Regulation Commission (“NMPRC”) on May 5, 2017. The Hearing Examiners state in the order that the rate case is not dismissed and the order provides that the parties can address the concerns raised by the Hearing Examiners.

PNM disagrees with the Hearing Examiners’ order. PNM and the other settlement parties believe there are legal precedents that the stipulation meets the standards that are required and that the concerns raised in the order can be addressed through testimony supporting the stipulation or through potential modifications to certain terms of the agreement. The Company, along with other parties to the settlement, expects to file a motion with the Hearing Examiners on May 15, 2017, requesting that the Hearing Examiners reconsider the order and discuss the matter further with the settlement parties at a status conference.

The motion will request an expedited resolution and for the status conference to be held before the Hearing Examiners.

Certain regulatory filings related to this rate case are available at http://www.pnmresources.com/investors/rates-and-filings.aspx. The contents of the website are not a part of this form 8-K. The motion to be filed on May 15, 2017 will be posted there after it is filed with the NMPRC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: May 15, 2017	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Finance and Controller
(Officer duly authorized to sign this report)